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                                                                    EXHIBIT 99.3


                      HEALTHCARE REALTY TRUST INCORPORATED
                         SPECIAL MEETING OF STOCKHOLDERS

                                 OCTOBER 15, 1998

                                      PROXY

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                      HEALTHCARE REALTY TRUST INCORPORATED


                  The undersigned hereby appoints David R. Emery and Timothy G. Wallace and each of them, with full power of substitution, attorneys and proxies of the undersigned to vote the shares of Common Stock, $.01 par value per share (the "Common Stock"), of Healthcare Realty Trust Incorporated ("Healthcare Realty"), which the undersigned could vote, and with all power the undersigned would possess, if personally present at the special meeting of stockholders of Healthcare Realty to be held at Healthcare Realty Trust Incorporated, The Board Room, 3310 West End Avenue, Suite 700, Nashville, Tennessee on Thursday, October 15, 1998, at 10:00 a.m. (local time), and any adjournment thereof:


         1. To approve of the issuance of shares of Common Stock and 8 7/8% Series A Voting Cumulative Preferred Stock of Healthcare Realty in connection with the transactions contemplated in the Plan and Agreement of Merger, dated as of June 8, 1998 (attached as Annex A to the Joint Proxy Statement-Prospectus that has been transmitted in connection with the special meeting), among Healthcare Realty, HR Acquisition I Corporation, a newly formed Delaware corporation and wholly owned subsidiary of Healthcare Realty, and Capstone Capital Corporation, all as described in the Joint Proxy Statement-Prospectus.

                    FOR [ ] AGAINST [ ] ABSTAIN [ ]

         This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, the above named proxies will vote in favor of the issuance of shares of Common Stock and 8 7/8% Series A Voting Cumulative Preferred Stock of Healthcare Realty referred to in Item 1 above.


                                               Dated:                     , 1998


                                               ---------------------------------
                                               Signature

                                               ---------------------------------
                                               Signature if held jointly



                                               Important: Please sign exactly as
                                               your name or names appear on this
                                               proxy and mail promptly in the
                                               enclosed envelope. Joint owners
                                               should sign personally. If you
                                               sign as agent or in any other
                                               capacity, please state the
                                               capacity in which you sign.